SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release (“Agreement”) is entered into as of this 16th day of April, 2008 (hereinafter "Settlement Date") by and among the following settling parties ("Settling Parties"):

1.
Plaintiff AMERIWEST ENERGY CORP. fka SOUTH SEA ENERGY CORP. fka HENLEY VENTURES, INC. and any and all parents, subsidiaries, affiliates, officers, directors, owners, shareholders, divisions, employees, predecessor corporations, successor corporations, related corporations employees, agents, administrators, attorneys, insurance carriers, reinsurance carriers, partners, joint venturers, dba’s, associates, trustees, beneficiaries, executors, heirs, and each of them, jointly and severally (hereinafter collectively referred to as "Ameriwest");

2.
Defendant PENSON FINANCIAL SERVICES CANADA. and any and all parents, subsidiaries, affiliates, officers, directors, owners, shareholders, divisions, employees, predecessor corporations, successor corporations, related corporations employees, agents, administrators, attorneys, insurance carriers, reinsurance carriers, partners, joint venturers, dba’s, associates, trustees, beneficiaries, executors, heirs, and each of them, jointly and severally (hereinafter collectively referred to as "Penson”);

3.
Defendant PENSON FINANCIAL SERVICES, INC. and any and all parents, subsidiaries, affiliates, officers, directors, owners, shareholders, divisions, employees, predecessor corporations, successor corporations, related corporations employees, agents, administrators, attorneys, insurance carriers, reinsurance carriers, partners, joint venturers, dba’s, associates, trustees, beneficiaries, executors, heirs, and each of them, jointly and severally (hereinafter collectively referred to as "PFSI”);

4.
Defendant FORDHAM FINANCIAL MANAGEMENT, INC. and any and all parents, subsidiaries, affiliates, officers, directors, owners, shareholders, divisions, employees, predecessor corporations, successor corporations, related corporations employees, agents, administrators, attorneys, insurance carriers, reinsurance carriers, partners, joint venturers, dba’s, associates, trustees, beneficiaries, executors, heirs, and each of them, jointly and severally (hereinafter collectively referred to as "Fordham”);

5.
Defendant FIRST CLEARING, LLC and any and all parents, subsidiaries, affiliates, officers, directors, owners, shareholders, divisions, employees, predecessor corporations, successor corporations, related corporations employees, agents, administrators, attorneys, insurance carriers, reinsurance carriers, partners, joint venturers, dba’s, associates, trustees, beneficiaries, executors, heirs, and each of them, jointly and severally (hereinafter collectively referred to as "First Clearing”).

1.  Background & Purpose

1.1  There is now pending in the Second Judicial District Court, Washoe County, Nevada a lawsuit entitled Ameriwest Energy Corp. v. Penson Financial Services Canada, et al., Case Number CV0702229 (the "Action"). The Action was commenced against Penson, PFSI, Fordham, First Clearing and various other parties that Ameriwest believes inadvertently delivered or received fictitously created shares of Ameriwest stock. The operative complaint of Plaintiff includes causes of action for declaratory relief and preliminary and permanent injunction.

1.2  On or about May 4, 2007, Ameriwest filed a form 8-K making a public disclosure and announcement of a 3.6 to 1 forward stock split. On or about May 14, 2007, Ameriwest’s Transfer Agent, Empire Stock Transfer, filed a transfer agent verification form with NASDAQ verifying the 3.6 to 1 forward stock split and issued post-split shares. On June 18, 2007 and June 19, 2007, Penson purchased 85,000 post-split shares in open market transactions that originated or was first sold by Fordham. Nevertheless, Penson ultimately received a total of 306,000 shares as a result of a second 3.6 to 1 stock split announced by the Depository Trust Company (“DTC”) and effected by Fordham. Penson is currently holding 221,000 shares of fictitious “double split” stock of Ameriwest with CUSIP no. 030757108 in a suspense account (the “Shares”).

1.3  On December 31, 2007, First Clearing obtained a Temporary Restraining Order enjoining and restraining Penson, PI Financial Corporation, Haywood Securities, Inc. and PFSI from submitting buy-in orders or engaging in trades, transfers or any other transactions in Ameriwest stock, and to cancel and not execute any pending buy-in orders for Ameriwest stock. Additionally, on January 17, 2008, First Clearing obtained a Preliminary Injunction enjoining and restraining PI Financial Corporation and Haywood Securities, Inc. from submitting buy-in orders or engaging in trades, transfers or any other transactions in Ameriwest stock and to cancel and not execute any pending buy-in orders for Ameriwest stock. Both such orders referred to herein as the “Orders.”

1.4  It is the intent of the Settling Parties to avoid the cost and expense of further litigation among them as it relates to the Action. The Settling Parties dispute all of the allegations made against them by the other, whether alleged or not, and deny that they have any liability towards the other. The Settling Parties have agreed to settle any and all disputes and claims which do or may exist between them, or may exist in the future, arising from, based upon or related to the facts, circumstances or conditions as they relate to the Action, on the terms and conditions set forth below.

2.  Settlement Terms

In consideration of the mutual releases and agreements contained herein, the Settling Parties have agreed to settle the Action and any and all disputes between them as follows:

2.1  Fordham represents and warrants that it has the legal right to receive the Shares.

2.2  Penson agrees and covenants to effect a “free delivery” of the Shares to Fordham’s clearing house, First Clearing for credit to Fordham’s account.

2.3  Penson hereby releases any claim of right, title or interest in or to the Shares.

2.4  Fordham agrees and covenants it will return and deliver the Shares to those of its clients who have a legal claim to ownership of the Shares.

2.5  Fordham shall indemnify, defend and hold Plaintiff Ameriwest and Penson and each of their officers, directors, agents, attorneys and accountants (“Indemnified Parties”), harmless from and against any expense, loss, damage or liability incurred or connected with, or any claim, suit, demand, loss, judgment, liability, cost or expense (including reasonable attorneys' fees) arising from or related to, the Shares or any act or omission made by Indemnified Parties in furtherance of delivery and transfer of the Shares to Fordham, provided that the same were not the result of fraud, gross negligence, or intentional misconduct on the part of the Indemnified Parties against whom a claim is asserted.

2.6  First Clearing waives any rights it may have under the Orders with respect to the transactions contemplated by this Agreement.

2.7  Ameriwest represents that it has presented this Agreement to the Depository Trust Company (“DTC”) for review and Ameriwest has received no indication that DTC will not follow the parties’ instructions to effect the “free delivery” of the Shares as contemplated hereunder.

2.8  Plaintiff Ameriwest shall file a dismissal with prejudice of its Complaint in the Action as to Fordham, First Clearing, PFSI and Penson only, and each and every cause of action asserted therein against Fordham, First Clearing, PFSI and Penson only, within five (5) days after delivery of the Shares as set forth in Section 2.2 above.

2.9  Defendant First Clearing shall file a dismissal with prejudice of any Cross-Complaints in the Action as to Penson and PFSI, and each and every cause of action asserted therein against Penson and PFSI, within five (5) days after delivery of the Shares as set forth in Section 2.2 above.

3.  Mutual Release

3.1  The Settling Parties represent that they have the legal authority to enter into this Agreement and to give the following releases with respect to the Action. The Settling Parties specifically warrant that they have the authority to release all claims and execute this Agreement and enter into the settlement which is the subject of this Agreement.

3.2

a.  In consideration for the agreements set forth herein, and with respect specifically to the Shares, Ameriwest, Fordham, PFSI and Penson, and each of their respective assigns, heirs and beneficiaries, hereinafter forever release and discharge each other party and their respective assigns, heirs and beneficiaries, and each of them, from and against any and all claims, demands, controversies, causes of action, obligations, liabilities, costs, expenses, attorneys' fees, expert fees and damages of whatever character, nature and kind in law or in equity, past, present or future, known or unknown, suspected or unsuspected, from the beginning of time to the present, arising from, relating to or in connection with the Action or the allegations, facts and circumstances set forth therein.

b.  In consideration for the agreements set forth herein, and with respect specifically to the Shares, Ameriwest, First Clearing, PFSI and Penson, and each of their respective assigns, heirs and beneficiaries, hereinafter forever release and discharge each other party and their respective assigns, heirs and beneficiaries, and each of them, from and against any and all claims, demands, controversies, causes of action, obligations, liabilities, costs, expenses, attorneys' fees, expert fees and damages of whatever character, nature and kind in law or in equity, past, present or future, known or unknown, suspected or unsuspected, from the beginning of time to the present, arising from, relating to or in connection with the Action or the allegations, facts and circumstances set forth therein.

3.3  The releases provided in the section shall be effective as a bar to all claims, demands, controversies, causes of action, liabilities, costs, expenses, attorneys' fees, and damages of whatever character, nature or kind, known or unknown, suspected or unsuspected, as well as those specified to be so barred and set forth in this Section 3 entitled "Mutual Release." It is the specific intention of all Settling Parties that the releases shall apply to these Settling Parties as well as to all firms, corporations, entities, employees, partners, agents, divisions, shareholders, directors and affiliates of the Settling Parties. The parties to this Agreement specifically intend to avoid the result/decision reached by the Nevada Supreme Court in Russ v. General Motors Corporation, 111 Nev. 1431 (1995).

3.4  Settling Parties specifically understand and acknowledge that the releases referenced above have been separately bargained for and expressly consented to and that this Agreement will be given full force and effect in accordance with each and all of the terms and provisions, including those terms and provisions relating to known and unknown claims.

3.5  Covenant Not to Sue. Each party agrees to refrain from initiating, prosecuting or maintaining (or causing or assisting in the initiation, prosecution or maintenance of) any action, suit, claim or administrative proceeding against the other party to this Agreement based on any claim released pursuant to Section 3.2 above, and each further agrees not to file any complaints, petitions, motions or other proceedings with respect thereto. Ameriwest, Penson, PFSI, First Clearing and Fordham represent and warrant that neither has filed any such complaints, petitions, motions, or other proceedings.

4.  Confidentiality

4.1  Neither party to this Agreement shall disclose either the fact of this Agreement’s existence or the terms of this Agreement to any third parties including, without limitation, the media, or make any public statement in regard thereto except as follows:

a.
To the extent required to comply with applicable law, including securities laws, and due legal process, but only provided that at least three (3) business days prior to any contemplated disclosure, the disclosing party notify the other party to the effect that such disclosure is being required under applicable law or by due legal process;

b.	After notice to, and with the prior written consent of, the other party;

c.	To legal counsel and accountants, so long as such individuals agree to maintain the confidentiality of the Agreement.

4.2  Except as required in connection with further judicial proceedings necessary to effectuate this Agreement, or in connection with confidentially securing the confidential advice of financial advisors (who shall be made aware of, and instructed and agree to comply with, the terms of this confidentiality provision as stated above), the Settling Parties shall not, and shall instruct their counsel not to, disclose to any other person or entity any of the terms or conditions of this Agreement, nor any terms thereof, nor estimate or characterize the amount of the settlement embodied in this Agreement, or any part or portion thereof.

4.3  In the event that the Settling Parties, or their attorneys of record, receive inquiries made about the claims made in the Action or about the status of the civil action or the settlement, their response shall be limited to the following: “This claim has been resolved and dismissed by mutual agreement of the parties.”

5.  Miscellaneous Provisions

5.1  Entire Agreement. This Agreement constitutes the full and entire agreement between the parties hereto and each such party acknowledges that there is no other agreement, oral and/or written, between the parties hereto, except that, Fordham and First Clearing’s rights and obligations between and towards one another are governed by separate agreements between Fordham and First Clearing. This Agreement may be amended only by a written instrument signed by all parties hereto. This is an integrated agreement and this writing is intended as a complete and exclusive statement of the terms of the parties' agreement with respect to the subject matter hereof.

5.2  Construction. The parties to this Agreement, and each of them, acknowledge that (1) this Agreement and its reduction in final written form are a result of good faith negotiations between the parties through their respective attorneys, (2) the parties and their attorneys have reviewed and examined this Agreement before execution by said parties or any of them, and (3) any statutory rule of construction, including that ambiguities are to be construed against the drafting party, will not be employed in the interpretation of this Agreement.

5.3  Attorneys Fees. Except as between Fordham and First Clearing (whose rights are governed by a separate agreement between Fordham and First Clearing), each party to this Agreement will bear its own attorneys' fees, expert fees and costs in connection with the prosecution, settlement and/or defense of this Action, provided however, that in the event that a party is required to enforce the terms of this Agreement against a party who is alleged to have breached this Agreement, the prevailing party shall be entitled to recover its attorney's fees and costs incurred in enforcing this Agreement.

5.4  Severability. The paragraph headings are for reference only and do not affect the interpretation of any paragraph hereof. If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision will be deemed to be severed and deleted and neither such provision nor severance and deletion will affect the validity of the remaining provisions.

5.5  Counterparts. This Agreement may be executed in counterparts and when executed by all parties will be binding upon all signatories hereto, notwithstanding that the original signatures do not appear on the same copy of the document. A facsimile copy may be deemed an original. In addition to the foregoing, all parties to this Agreement agree to cooperate with each other in executing all appropriate documents which must be executed in order to fulfill the intent of the parties pursuant to the terms of this Agreement.

5.6  Representation of Authority. Each of the parties hereto represents and warrants that he, she and/or it has not heretofore assigned or transferred or purported to assign or transfer to anyone any claim, demand, action or cause of action based upon, arising out of, or in any way related to any of the matters or things released herein other than as provided herein. Each individual signing this Agreement acknowledges that he or she has the full authority to enter into this Agreement and bind such individual party or entity to the terms of this Agreement.

5.7  Waiver. No breach of any provision hereof can be waived unless in writing. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

5.8  Investigation. The Parties hereto acknowledge and represent that each has conducted such investigation of the facts and the law pertaining to the matters released hereby as they deem necessary, and that in entering into this Agreement, they have not relied on any statement, promise or representation of any other Party or any representative of such other Party.

5.9  Amendment. The provisions of this Agreement may be modified at any time by agreement of the Parties. Any such agreement hereafter made shall be ineffective to modify this Agreement in any respect unless in writing and signed by the Party against whom enforcement of the modification or discharge is sought.

5.10  Succession. This Agreement shall be binding upon and for the benefit of the Parties and their respective predecessors, successors, owners, members, heirs, devisees, executors, affiliates, representatives, assigns, officers, directors, shareholders, partners, attorneys, agents and employees wherever the context requires or admits.

5.11  Representation by Counsel. This Agreement has been carefully read by all Parties and the contents hereof are known and understood by all Parties. The Parties have each received independent legal advice from attorneys of their choice with respect to the preparation, review and advisability of executing this Agreement. Prior to the execution of this Agreement by each Party, the Party’s attorney has reviewed the Agreement and each Party acknowledges that they have executed this Agreement after independent investigation and without fraud, duress or undue influence.

5.12  Governing Law. The rights and obligations of the Parties and the interpretation and performance of this Agreement shall be governed by the law of the State of Nevada excluding its conflict of laws rules.

5.13  Cooperation. The Parties each agree on behalf of themselves, their respective predecessors, successors, owners, members, heirs, devisees, executors, affiliates, related entities, representatives, assigns, officers, directors, shareholders, partners, attorneys, agents and employees, to execute all documents necessary to fulfill the terms of this Agreement.

5.14  Notice. Any notice required to be provided as stated in this Agreement shall be via U.S. mail, certified, return receipt requested, and sent to:

AMERIWEST
c/o Mark C. Lee, Esq.
Weintraub Genshlea Chediak, A Law Corporation
400 Capitol Mall, 11th Floor
Sacramento, CA 95814
Fax No. (916) 446-1611

PENSON AND PFSI
c/o Brian Hurst, Esq.
Baker & McKenzie LLP
2300 Trammell Crow Center
Dallas, Texas 75201
Fax No. (214) 978-3099

FIRST CLEARING
c/o Christopher Rose
Jolley Urga Wirth Woodbury & Standish
3800 Howard Hughes Parkway
Sixteenth Floor
Wells Fargo Tower
Las Vegas, Nevada 89169
Fax No. (702) 699-7555

FORDHAM
Attn: Rich Adams
14 Wall Street
New York, New York 10005
Fax No. (212) 732-8500

5.15  Each of the parties to this Agreement represent and declare that they have read this Agreement carefully and know the contents thereof and that they signed the Agreement freely and voluntarily.

AMERIWEST ENERGY CORPORATION

Dated: ___________________, 2008	By: ___________________________________
Print Name: _____________________________
Title: __________________________________

STATE OF	)
) ss.
COUNTY OF __________	)

On ______________________before me, __________________________ a Notary Public, personally appeared ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) (is/are) subscribed to the within instrument, and acknowledged to me that (he/she/they) executed the same in (his/her/their) authorized capacit(-y/-ies), and that by (his/her/their) signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

_______________________________
Notary Public

PENSON FINANCIAL SERVICES CANADA

Dated: ___________________, 2008	By: ___________________________________
Print Name: _____________________________
Title: __________________________________

JUDICIAL DISTRICT	)
) ss.
OF MONTREAL	)

On ______________________before me, __________________________ a Commissioner of Oaths (i.e., Notary Public), personally appeared ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) (is/are) subscribed to the within instrument, and acknowledged to me that (he/she/they) executed the same in (his/her/their) authorized capacit(-y/-ies), and that by (his/her/their) signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

_______________________________
Notary Public

PENSON FINANCIAL SERVICES, INC.

Dated: ___________________, 2008	By: ___________________________________
Print Name: _____________________________
Title: __________________________________

STATE OF	)
) ss.
COUNTY OF __________	)

On ______________________before me, __________________________ a Notary Public, personally appeared ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) (is/are) subscribed to the within instrument, and acknowledged to me that (he/she/they) executed the same in (his/her/their) authorized capacit(-y/-ies), and that by (his/her/their) signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

_______________________________
Notary Public

FIRST CLEARING, LLC

Dated: ___________________, 2008	By: ___________________________________
Print Name: _____________________________
Title: __________________________________

STATE OF	)
) ss.
COUNTY OF __________	)

On ______________________before me, __________________________ a Notary Public, personally appeared ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) (is/are) subscribed to the within instrument, and acknowledged to me that (he/she/they) executed the same in (his/her/their) authorized capacit(-y/-ies), and that by (his/her/their) signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

_______________________________
Notary Public

FORDHAM FINANCIAL MANAGEMENT, INC.

Dated: ___________________, 2008	By: ___________________________________
Print Name: _____________________________
Title: __________________________________

STATE OF	)
) ss.
COUNTY OF __________	)

On ______________________before me, __________________________ a Notary Public, personally appeared ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) (is/are) subscribed to the within instrument, and acknowledged to me that (he/she/they) executed the same in (his/her/their) authorized capacit(-y/-ies), and that by (his/her/their) signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

_______________________________
Notary Public

APPROVED AS TO FORM AND CONTENT:

Dated: ___________________, 2008	WEINTRAUB GENSHLEA CHEDIAK
law corporation

By:_____________________________________
JAMES KACHMAR
Counsel for PLAINTIFF

Dated: ___________________, 2008	BAKER & MCKENZIE, LLP

By:_____________________________________
BRIAN HURST
Counsel for PENSON FINANCIAL SERVICES CANADA AND PENSON FINANCIAL SERVICES, INC.

Dated: ___________________, 2008	JOLLEY URGA WIRTH WOODBURY & STANDISH

By:_____________________________________
CHRISTOPHER ROSE
Counsel for FIRST CLEARING, LLC